UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Cue Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

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P.O. BOX 8016, CARY, NC 27512-9903 Cue Biopharma, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 9, 2022 For Stockholders of record on April 12, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/CUE To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/CUE Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 27, 2022. To order paper materials, use one of the following methods. [Graphic Appears Here] Cue Biopharma, Inc. Meeting Type: Annual Meeting of Stockholders Date: Thursday, June 9, 2022 Time: 9:00 AM, Eastern Time Place: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/CUE for more details. You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CUE. SEE REVERSE FOR FULL AGENDA

Cue Biopharma, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE IN PROPOSAL 1 AND FOR PROPOSAL 2 PROPOSAL 1. Election of seven directors to our board of directors, each to serve until the 2023 annual meeting of stockholders 1.1 Daniel R. Passeri 1.2 Frank Morich 1.3 Frederick Driscoll 1.4 Aaron Fletcher 1.5 Cameron Gray 1.6 Tamar Howson 1.7 Peter Kiener 2. The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 NOTE: The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.